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                                                                EXHIBIT 10.04

                       REFORMATION OF EMPLOYMENT AGREEMENT

                  REFORMATION, dated as of March 12, 1998, by and between Office Centre Corporation, a Delaware corporation, with an office at Springfield, Massachusetts ("OCC"), and Robert J. Gillon, Jr., an individual residing at 203 Overlook Drive, Greenwich, Connecticut 06830 (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, OCC and the Executive are parties to that certain Employment Agreement, dated as of May 1, 1997 (the "Original Agreement"), as supplemented by a letter agreement, dated May 23, 1997 (the "Letter Agreement"), and as amended by an amendment agreement, dated as of August 8, 1997 (the "First Amendment;" together with the Original Agreement and the Letter Agreement, the "Employment Agreement");

                  WHEREAS, contrary to the intent of OCC and the Executive, the Employment Agreement provides that the Executive is entitled to receive from OCC 547,430 shares of common stock of OCC (the "OCC Shares");

                  WHEREAS, the language in the Employment Agreement with respect to the OCC Shares implies that the OCC Shares were to be issued to the Executive as compensation for services to be rendered by the Executive for OCC under the Employment Agreement;

                  WHEREAS, the Executive is the principal shareholder of King Office Supply, Inc. ("King"), a corporation which as of the date of the Employment Agreement OCC intended, and still intends, to acquire;

                  WHEREAS, the Employment Agreement was inextricably intertwined with the acquisition of King by OCC;

                  WHEREAS, OCC and the Executive did not intend OCC to issue the OCC Shares to the Executive as compensation but rather as consideration for the purchase of the Executive's shares of capital stock of King;

                  WHEREAS, pursuant to Delaware law, shares of stock received for services are not deemed fully paid and nonassessable until the services therefor have been fully rendered, and therefore, the shares of OCC Stock, if issued as compensation under the Employment Agreement, would not be fully paid and nonassessable shares until the Executive had fully performed his services under the Employment Agreement;

                  WHEREAS, OCC never intended to issue, and Executive did not intend to accept, OCC Shares which were not fully paid and nonassessable shares of OCC; and

                  WHEREAS, in light of the foregoing, OCC and the Executive agree that the


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issuance of the OCC Shares under the Employment Agreement was a mutual mistake and hereby wish to rescind the issuance and reform the Employment Agreement as set forth herein to accurately reflect the intent of the parties.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. The issuance of the OCC Shares pursuant to the Employment Agreement is hereby rescinded as of May 1, 1997. The Employment Agreement is hereby reformed by deleting in its entirety Section 2(e) of the Original Agreement.

                  2. The Employment Agreement, as hereby reformed, shall remain in full force and effect.

                  3. This Reformation may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed and delivered this instrument as of the date and year first above written.

                                    OFFICE CENTRE CORPORATION


                                    By: /s/Joseph E. Hajjar
                                       ------------------------
                                      Name:
                                      Title:


                                    /s/R.J. Gillon, Jr.
                                    ------------------------
                                    ROBERT J. GILLON JR.